Exhibit 99.1


[GRAPHIC OMITTED]

CONTACT:
The Management Network Group, Inc.  or      Brainerd Communicators
Janet Hall                                  Michele Clarke (Media)
Janet.Hall@tmng.com                         clarke@braincomm.com
-------------------                         --------------------
800.876.5329                                Corey Kinger (Investors)
                                            kinger@braincomm.com
                                            212.986.6667


                      TMNG GLOBAL TO ACQUIRE RVA CONSULTING

    Acquisition Will Strengthen TMNG's Technical Capabilities in Serving the
          Global Telecommunications, Media and Entertainment Community

Overland Park, KS - August 1, 2007 - TMNG Global (Nasdaq: TMNG), a leading provider of management consulting services to the global communications, media and entertainment industries, today announced that it has signed a definitive agreement to acquire RVA Consulting, LLC ("RVA"), a privately-held telecommunications consulting firm based in Somerset, New Jersey for a total purchase price of approximately $7.0 million, plus potential earn-out consideration of up to approximately $5.4 million in cash and equity tied to future operating results.

Since it began operations in January of 2006, RVA has focused on program and project management, systems development and migration and integration testing for the communications industry. RVA's key client relationships include leading Tier-one U.S. carriers. RVA co-founders and minority shareholders Mark Markowitz and Dale Reynolds will continue in executive positions following the closing. TMNG has recruited Thomas Berry, a former senior executive of AT&T, to serve as General Manager for RVA, which will become part of TMNG's core consulting practice following the transaction close.

"RVA brings deep technical expertise and a blue-chip client base to complement TMNG's historical strength in providing transformational consulting services to traditional telecom companies," said Rich Nespola, Chairman and CEO of TMNG Global. "Strengthening and expanding our relations within these Tier One carriers in a consolidated U.S. telecom market will reaffirm our leadership in telecom consulting at a time when we have broadly diversified our client base in recent years to address a converging communications marketplace. RVA is a well-managed organization with deep relationships and talented consultants. We believe this transaction will be immediately accretive to our business."

RVA reported revenues of approximately $25 million for the twelve months ended June 30, 2007; however, this performance was primarily attributable to a few large consulting projects that are scheduled to conclude in June 2008. While RVA may obtain extensions to these agreements and will strive toward continued growth and diversification, TMNG has valued the transaction to the expectation that RVA's revenue may be substantially lower following completion of these contracts.

The transaction is expected to close in August 2007. TMNG management will provide further discussion relating to RVA during the company's second quarter earnings call scheduled for August 14, 2007.

About TMNG Global

TMNG Global (NASDAQ: TMNG) is a leading provider of professional services to the converging communications industry. Its companies, TMNG, CSMG Adventis, and Cartesian, and its base of over 500 consultants, have provided strategy, management, and technical consulting, as well as products and services, to more than 1200 communications service providers, entertainment, media, and technology companies and financial services firms worldwide. The company is headquartered in Overland Park, Kansas, with offices in Berlin, Boston, Chicago, London, New York, Shanghai and Washington, D. C.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements contained herein regarding expectations with respect to the future performance of RVA, the ultimate cost of the acquisition, RVA's impact on the Company's business, operations and results, future stock market conditions, business, revenues or profitability are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company's control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, any future sales of the stock to be issued in the transaction, the integration of RVA with the Company, the future performance of RVA, the impact of RVA on the Company, conditions in the telecommunications industry, overall economic and business conditions, the demand for the Company's services and services of RVA, the factors described in this press release, and technological advances and competitive factors in the markets in which the Company competes. These risks and uncertainties are described in detail from time to time in TMNG's filings with the Securities and Exchange Commission.




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